EXHIBIT 10.8(b)
AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT
          THIS AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) by and between Mylan Laboratories Inc., a Pennsylvania corporation (the “Company”) and John P. O’Donnell (the “Executive”), is made as of April 3, 2006.
          WHEREAS, the Company and the Executive are parties to that certain Executive Employment Agreement dated as of July 1, 2004 (the “Agreement”);
          WHEREAS, the Company and the Executive wish to amend the Agreement, effective as of April 1, 2006, as set forth below;
          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.	The following proviso is hereby added to the end of the second sentence of Section 8(c) of the Agreement:
“provided, that, such lump sum payment shall be reduced by any disability benefits that the Executive is entitled to pursuant to plans or arrangements of the Company.”
2.	The following proviso is hereby added to the end of the final sentence of Section 8(g) of the Agreement:
“provided, however, that such consideration, compensation, and benefits shall be reduced by any death benefits that the Executive’s estate or beneficiaries are entitled to pursuant to plans or arrangements of the Company.”
3.	The following is hereby added as Section 8(h) of the Agreement:
“Section 409A. Notwithstanding anything to the contrary in this Agreement, the payment of consideration, compensation, and benefits pursuant to this Section 8 shall be interpreted and administered in manner intended to avoid the imposition of additional taxes under Section 409A of the Internal Revenue Code.”
4.	This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the Commonwealth of Pennsylvania.

5.	This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute the same document.

6.	Except as modified by this Amendment, the Agreement is hereby confirmed in all respects.

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

MYLAN LABORATORIES INC.

By:	/s/ Robert J. Coury

Name: Robert J. Coury
Title: Vice Chairman and CEO

EXECUTIVE

/s/ John P. O’Donnell

John P. O’Donnell

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